                          EXHIBIT 99.1 - PRESS RELEASE

            U.S. XPRESS TO REVISE ACCOUNTING FOR INTEREST RATE SWAPS

CHATTANOOGA, Tenn. (August 14, 2002) - U.S. Xpress Enterprises, Inc. (Nasdaq/NM:
XPRSA) announced today that it will revise its accounting for a non-cash charge previously recognized in the first quarter of 2002 for a write-off related to interest rate swap agreements, which ceased to qualify as cash flow hedges in connection with the first quarter refinancing of its credit facility. The accounting revision will increase first quarter 2002 earnings per share by $0.04 and year-to-date earnings per shareby $0.02, while decreasing second quarter 2002 earnings per share by $0.02. The second half 2002 earnings per share will be negatively impacted by approximately $0.02 per share.

         In the first quarter of 2002, the Company closed a $100 million five-year senior secured revolving credit facility. In connection therewith, $45 million in outstanding interest rate swap agreements ceased to qualify as cash flow hedge instruments. After consultation with the Company's former independent public accountants, a non-cash charge of $983,000 was recognized in the first quarter of 2002 related to the cumulative change in fair value of the interest rate swap agreements formerly recognized in other comprehensive income.

         On May 17, 2002, the Board of Directors engaged new independent public accountants. In connection with their review of the second quarter financial statements, the independent public accountants advised the Company that they believe the non-cash charge related to the interest rate swap agreements should not have been recorded in the first quarter of 2002. The appropriate accounting treatment under generally accepted accounting principles is to amortize such amount over the remaining term of the respective interest rate swap agreements, which will mature in 2003. The Company concurs with this conclusion and will restate its previously disclosed quarterly operating results for 2002.

         Ray Harlin, Executive Vice President and Chief Financial Officer, stated, "We want to emphasize that the change relates solely to a revision in the application of generally accepted accounting principles for this non-cash charge, and there were no accounting improprieties. Moreover, it does not in any way affect our cash position or our operations."

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XPRSA Revises Accounting for Rate Swaps
Page 2
August 14, 2002


A summary of the effect of this restatement is as follows:

                                                             Three Months Ended         Three Months Ended
                                                               March 31, 2002             June 30, 2002
                                                         --------------------------   ------------------------
                                                         As Reported       Restated   As Reported     Restated
                                                         -----------       --------   -----------     --------
       Income from Operations                            $ 2,840           $ 2,840     $5,642          $5,642

       Interest Expense, net                               3,365             3,405      3,375           3,605
       Other                                                 983                 -         (7)
                                                         -------           -------     ------          ------
                                                           4,348             3,405      3,368           3,605

       Income (Loss) Before Income Taxes                  (1,508)             (565)     2,274           2,037

       Income Tax Provision (Benefit)                       (613)             (236)     1,070           1,106
                                                         -------           -------     ------          ------

       Income (Loss) Before Extraordinary Item              (895)             (329)     1,204             931

       Extraordinary loss on early extinguishment of
         debt, net of income taxes of $668                (1,108)           (1,108)         -               -
                                                         -------           -------     ------          ------

       Net Income (Loss)                                 $(2,003)          $(1,437)    $1,204          $  931
                                                         =======           =======     ======          ======

       Net Income (Loss) Per Share Before Extraordinary
          Item                                           $ (0.06)          $ (0.02)    $ 0.09          $ 0.07
       Extraordinary Item                                  (0.08)            (0.08)         -               -
                                                         -------           -------     ------          ------
       Income (Loss) Per Share                           $ (0.14)          $ (0.10)    $ 0.09          $ 0.07
                                                         =======           =======     ======          ======

                                                            Six Months Ended
                                                              June 30, 2002
                                                        ---------------------------
                                                        As Reported        Restated
                                                        -----------        --------
       Income from Operations                            $ 8,482           $ 8,482

       Interest Expense, net                               6,740             7,010
       Other                                                 976
                                                         -------           -------
                                                           7,716             7,010

       Income Before Income Taxes                            766             1,472

       Income Tax Provision                                  457               869
                                                         -------           -------

       Income Before Extraordinary Item                      309               603



       Extraordinary loss on early extinguishment of
         debt, net of income taxes of $668                (1,108)           (1,108)
                                                         -------           -------

       Net Loss                                          $  (799)          $  (505)
                                                         =======           =======

       Income Per Share Before Extraordinary Item        $  0.02           $  0.04
       Extraordinary Item                                  (0.08)            (0.08)
                                                         -------           -------
       Loss Per Share                                    $ (0.06)          $ (0.04)
                                                         =======           =======

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XPRSA Revises Accounting for Rate Swaps
Page 3
August 14, 2002


         U.S. Xpress Enterprises, Inc. is the fifth-largest publicly owned truckload carrier in the United States. The Company provides regional, dedicated and expedited truckload services throughout North America, with regional capabilities in the West, Midwest and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload sector. U.S. Xpress focuses on customers operating in dedicated, just-in-time or deferred air freight market segments, while utilizing one of the largest team-operated fleets in the industry. CSI/Crown, Inc., a wholly owned subsidiary, is the leading provider of transportation, warehousing and distribution services to the floor coverings industry. Dedicated Xpress Services, a division of CSI/Crown, provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of approximately 81 locations in North America. CSI/Crown also provides distribution-related services to a number of other industries, including retail, automotive and building materials. The Company also offers logistic services through its joint ownership of Transplace, an Internet-based global transportation logistics company.

         This press release contains certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Without limitation, these risks and uncertainties include economic recession or downturns in customers' business cycles, rapid fluctuations in fuel pricing or availability, increases in interest rates, the availability of adequate sources of financing and the availability of qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the company in this press release and in the company's periodic reports on forms 10-K and 10-Q.